BYLAWS

                                       OF

                              SECURITY EQUITY FUND
                             (Last Amended 7/23/99)


                                     OFFICES

 1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Kansas shall be as stated in the Articles of Incorporation or as shall be determined from time the time by the Board of Directors and on file in the appropriate public offices of the State of Kansas pursuant to applicable provisions of law.

 2. Corporate Offices. The Corporation may have such other corporate offices and places of business anywhere within or without the State of Kansas as the Board of Directors may from time to time designate or the business of the Corporation may require.

 3. Corporate Records. The books and records of the Corporation may be kept at any one or more offices of the Corporation within or without the State of Kansas, except that the original or duplicate stock ledger containing the names and addresses of the stockholders, and the number of shares held by them, respectively, shall be kept at the registered office of the Corporation in the State of Kansas.

 4. Stockholders' Right of Inspection. A stockholder of record, upon written demand to inspect the records of the Corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner will not unduly interfere with the regular conduct of the business of the Corporation. A stockholder may delegate his/her right of inspection to a certified or public accountant on the condition, to be enforced at the option of the Corporation, that the stockholder and accountant agree with the Corporation to furnish to the Corporation promptly a true and correct copy of each report with respect to such inspection made by such accountant. No stockholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment competitively of the Corporation, nor shall (s)he furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation as a condition precedent to any stockholder's inspection of the records of the Corporation may require the stockholder to indemnify the Corporation, in such manner and for such amount as may be determined by the Board of Directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such stockholder of information obtained in the course of such inspection.



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                                      Seal

 5. Seal. The Corporation shall have a corporate seal inscribed with the name of the Corporation and the words "Corporate Seal - Kansas". The form of the seal may be altered at pleasure and shall be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise used.

                             Stockholders' Meetings

 6. Place of Meetings. Meetings of the stockholders may be held at any place within or without the State of Kansas, as shall be determined from time to time by the Board of Directors. All meetings of the stockholders for the election of Directors shall be held at the principal office of the Corporation in Kansas. Meetings of the stockholders for any purpose other than the election of Directors may be held at such place as shall be specified in the notice thereof.

 7. Annual Meeting. No annual meeting of stockholders is required to be held for the purpose of electing directors or any other reason, except when specifically and expressly required under state or federal law. When an annual meeting is held for the purpose of electing directors, such directors shall hold office until the next annual meeting at which directors are to be elected and until their successors are elected and qualified, or until their earlier resignation or removal herein.

 8. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, or a Vice President, by the Board of Directors or by the holder of not less than 10% of all outstanding shares of stock entitled to vote at any annual meeting; and shall be called by any officer directed to do so by the Board of Directors.

       The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

 9. Notice of Meetings. Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date and time thereof and in case of a special meeting, the purpose or purposes thereof shall be delivered or mailed to each stockholder entitled to vote thereat, not less than ten (10) days nor more than fifty (50) days prior to the meeting unless as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given. The Board of Directors may fix in advance a date, which shall not be more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of the stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting. Any notice of a stockholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage prepaid thereon, addressed to the stockholder at this address as it appears on the books of the Corporation.


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10.    Registered Stockholders - Exceptions - Stock Ownership Presumed. The
       Corporation shall be entitled to treat the holders of the shares of stock of the Corporation, as recorded on the stock record or transfer books of the Corporation, as the holders of record and as the holders and owners in fact thereof and, accordingly, the Corporation shall not be required to recognize any equitable or other claim to or interest in any such shares on the part of any other person or other claim to or interest in any such shares on the part of any other person, firm, partnership, corporation or association, whether or not the Corporation shall have express or other notice thereof, except as is otherwise expressly required by law, and the term "stockholder" as used in these Bylaws means one who is a holder of record of shares of the Corporation; provided, however, that if permitted by law,

       (a) shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine;

       (b) shares held by a person in a fiduciary capacity may be voted by such person; and,

       (c) a stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer of the shares by the pledgor on the books of the Corporation, (s)he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his/her proxy may represent said stock and vote thereon.

11. Consent of Stockholders in Lieu of Meeting. To the extent, if any, and in the manner permitted by statute and unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken by written consent without a meeting.

12. Waiver of Notice. Whenever any notice is required to be given under the provisions of these Bylaws, the Articles of Incorporation of the Corporation, or of any law, a waiver thereof, if not expressly prohibited by law, in writing signed by the person or persons entitled to notice shall, whether before or after the time stated therein, be deemed the equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

13. Quorum. Except as otherwise may be provided by law, by the Articles of Incorporation of the Corporation or by these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required for and shall constitute a quorum at all meetings of the stockholders for the transaction of any business. Every decision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Articles of Incorporation or by these Bylaws.


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       If a quorum be not present at any meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any subsequent session of the meeting at which a quorum is present in person or by proxy any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present.

14. Proxies. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy executed by an instrument in writing subscribed by such a stockholder and bearing a date not more than three (3) years prior to said meeting unless said instrument provides that it shall be valid for a longer period. A stockholder voting by proxy may do so via electronic, including via the Internet, or telephonic transmission provided that any such electronic transmission must either contain or be accompanied by information from which it can be determined that the stockholder authorized the transmission. A copy, facsimile or other reliable reproduction of the instrument may be substituted for the original instrument for any purpose for which the original instrument could be used. (Amended 7/23/99)

15. Voting. Each stockholder shall have one vote for each share of stock having voting power registered in his/her name on the books of the Corporation and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted at any election for directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors. At all elections of Directors, cumulative voting shall prevail, so that each stockholder shall be entitled to as many votes as shall equal the number of his/her shares of stock multiplied by the number of Directors to be elected, and (s)he may cast all of such votes for a single Director or may distribute them among the number to be voted for, or any two or more as (s)he sees fit. Voting shall be ballot for the election of Directors and on such matters as may be required by law, provided that voting by ballot on any matter may be waived by the unanimous consent of those stockholders entitled to vote present at the meeting. A stockholder holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and a stockholder whose stock is pledged shall be entitled to vote unless, in the transfer by the pledgor on the books of the Corporation, (s)he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his/her proxy may represent said stock and vote thereon.

16. Stockholders' Lists. A complete list of the stockholders entitled to vote at every election of Directors, arranged in alphabetical order, with the address of and the number of voting shares held by each stockholder, shall be prepared by the officer having charge of the stock books of the Corporation and for at least ten (10) days prior to the date of the election shall


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       be open at the place where the election is to be held, during the usual hours for business, to the examination of any stockholder and shall be produced and kept open at the place of the election during the whole time thereof the inspection of any stockholder present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine such lists, or the books of the Corporation, or to vote in person or by proxy, at such election. Failure to comply with the foregoing shall not affect the validity or any action taken at any such meeting.

17. Presiding Officials. Every meeting of the stockholders, for whatever object, shall be convened by the President, or by the officer or person who called the meeting by notice as above provided, but it shall be presided over by the officers specified in paragraphs 37 and 38 of these Bylaws; provided, however, that the stockholders at any meeting, by a majority vote in amount of shares represented thereat, and notwithstanding anything to the contrary contained elsewhere in these Bylaws, may select any persons of their choosing to act as Chairman and Secretary of such meeting or any session thereof.

                               Board of Directors

18. Offices. The Directors may have one or more offices, and keep the books of the Corporation (except the original or duplicated stock ledgers, and such other books and records as may by law be required to be kept at a particular place) at such place or places within or without the State of Kansas as the Board of Directors may from time to time determine.

19. Management. The management of all affairs, property and business of the corporation shall be vested in a Board of Directors, consisting of a minimum of six (6) and a maximum of nine (9) directors. Unless required by the Articles of Incorporation, Directors need not be stockholders. Each person who shall serve on the Board of Directors and who shall be recommended and nominated for election or reelection as a director shall be a person who is in good standing in his/her community and who shall not, at the time of election or reelection, have attained his/her 70th birthday. In addition to the power and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

20. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, unless it is otherwise provided in the Articles of Incorporation or these Bylaws, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.


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21.    Meetings of the Newly Elected Board -- Notice. The first meeting of the members of each newly elected Board of Directors shall be held (a) at such time and place either within or without the State of Kansas as shall be suggested or provided by resolution of the stockholders at the meeting at which such newly elected Board was elected, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or
       (b) if not so suggested or provided for by resolution of the stockholders or if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected Directors, provided that written or printed notice of such meeting shall be given to each of the other Directors in the same manner as provided in section 23 of these Bylaws with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice, or (c) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the stockholders, at such time and place as shall be consented to in writing by all of the newly elected Directors.

       Every Director of the Corporation, upon his/her election, shall qualify by accepting the office of the Director, and his/her attendance at, or his/her written approval of the minutes of, any meeting of the Board subsequent to his/her election shall constitute his/her acceptance of such office; or (s)he may execute such acceptance by a separate writing, which shall be placed in the minute book.

22. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Kansas as shall from time to time be fixed by resolution adopted by the full Board of Directors. Any business may be transacted at a regular meeting.

23. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, and Vice President or the Secretary, or by any two (2) or more of the Directors. The place may be within or without the State of Kansas as designated in the notice.

24. Notice of Special Meetings. Written or printed notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each Director addressed to him/her at his/her residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to him/her by telegram, or delivered to him/her personally, at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the Director at his/her residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. The notice may be given by any officer having authority to call the meeting. "Notice" and "call" with respect to such meetings shall be deemed to be synonymous. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all Directors shall be present.


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25.    Meetings by Conference Telephone or Similar Communications Equipment.
       Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the board, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting.

26. Quorum. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, a majority of the total number of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business, and except as may be otherwise provided by law, the Articles of Incorporation or these Bylaws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

       If at least two (2) Directors or one-third (1/3) of the whole Board of Directors, whichever is greater, is present at any meeting at which a quorum is not present, a majority of the Directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any Directors other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting with was adjourned.

27. Standing or Temporary Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one
       (1) or more Directors of the Corporation. The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not (s)he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority of the Board of Directors with respect to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution, these Bylaws or the Articles of Incorporation expressly so provide, no such committee shall have power or authority to declare a dividend or to authorize the issuance of stock.


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       Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All committees so appointed shall, unless otherwise provided by the Board of Directors, keep regular minutes of the transactions at their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation and shall report the same to the Board of Directors at its next meeting. The Secretary or an Assistant Secretary of the Corporation may act as Secretary of the committee if the committee so requests.

28. Compensation. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors may, by resolution, fix the compensation to be paid Directors for serving as Directors of the Corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board of Directors and may provide for reimbursement of expenses incurred by Directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving his/her regular compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings. Nothing herein contained shall be construed to preclude any Director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

29. Resignations. Any Director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or shall take effect upon receipt thereof by the Corporation if no time is specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

30. Indemnification and Liability of Directors and Officers. Each person who is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director or officer of another corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the Corporation as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and is hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person in his/her capacity as or arising out of his/her status as a Director or officer of the Corporation or, if serving at the request of the Corporation, as a Director or officer of another corporation. The indemnification provided by this bylaw provision shall not be exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, under any other bylaw or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which the Corporation may have to make different or further indemnification with respect to the same or different persons or classes of persons.

       No person shall be liable to the Corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by him/her as a Director or officer of the Corporation or of any other corporation which (s)he serves as a Director or


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       officer at the request of the Corporation, if such person (a) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his/her own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation, or for such other corporation, or upon statement made or information furnished by Directors, officers, employees or agents of the Corporation, or of such other corporation, which (s)he had no reasonable grounds to disbelieve.

       In the event any provision of this section 30 shall be in violation of the Investment company Act of 1940, as amended, or of the rules and regulations promulgated thereunder, such provisions shall be void to the extent of such violations.

31. Action Without a Meeting. Unless otherwise restricted by law the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

32. Numbers and Powers of the Board. The property and business of this Corporation shall be managed by a Board of Directors, and the number of Directors to constitute the Board shall be not less than six (6) nor more than nine (9). Directors need not be stockholders. In addition to the powers and authorities by these Bylaws expressly conferred upon the Board of Directors, the Board may exercise all such powers of the corporation and do or cause to be done all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws prohibited, or required to be exercised or done by the stockholders only.

33. Term of Office. The first Board of Directors shall be elected at the first duly held meeting of the incorporators and thereafter they shall be elected at the annual meetings of the stockholders. Except as may otherwise be provided by law, the Articles of Incorporation or these Bylaws, each Director shall hold office until the next annual election and until a successor shall be duly elected and qualified, or until his/her written resignation shall have been filed with the Secretary of the Corporation. Each Director, upon his/her election, shall qualify by accepting the office of Director by executing and filing with the Corporation a written acceptance of his/her election which shall be placed in the minute book.

34. Waiver. Any notice provided or required to be given to the Directors may be waived in writing by any of them. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except where
       (s)he attends for the express purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened.


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                                    OFFICERS

35.    (a)    Officers - Who Shall Constitute. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice
              Presidents, a Secretary, a Treasurer, one or more Assistant
              Secretaries and one or more Assistant Treasurers. The Board shall elect a President, a Secretary and a Treasurer at its first meeting after each annual meeting of the stockholders. The Board then, or from time to time, may elect one or more of the other prescribed officers as it may deem advisable, but need not elect any officers other than a President, a Secretary and a Treasurer.
              The Board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation. In the discretion of the Board of Directors, the office of Chairman of the Board of Directors may remain unfilled. The Chairman of the Board of Directors, if any, shall at all times be, and other officers may be, members of the Board of Directors.

              Officers of the Corporation need not be members of the Board of Directors. Any two (2) or more offices may be held by the same person.

              An officer shall be deemed qualified when (s)he enters upon the duties of the office to which (s)he has been elected or appointed and furnishes any bond required by the Board; but the Board may also require his/her written acceptance and promise faithfully to discharge the duties of such office.

       (b) Term of Office. Each officer of the Corporation shall hold his/her office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of his/her election or appointment, or until his/her death, resignation or removal by the Board, whichever first occurs. In any event, each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board next succeeding his/her election or appointment shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of his/her election or appointment.

       (c) Other Agents. The Board from time to time may also appoint such other agents for the Corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

36. Chairman of the Board. If a Chairman of the Board be elected, (s)he shall preside at all meetings of the stockholders and Directors at which (s)he may be present and shall have such other duties, powers and authority as any be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President, as it may from time to time determine, and, to the extent permissible by law, the


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       Board may designate the Chairman of the Board as the Chief Executive
       Officer of the Corporation with all of the powers otherwise conferred upon the President of the Corporation under paragraph 37 of these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President.

37. The President. Unless the Board otherwise provides, the President shall be the Chief Executive Officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the Chief Executive Officer of a corporation, and
       (s)he shall carry into effect all directions and resolutions of the Board. The President, in the absence of the Chairman of the Board or if there be no Chairman of the Board, shall preside at all meetings of the stockholders and Directors.

       The President may execute all bonds, notes, debentures, mortgages and other instruments for and in the name of the Corporation, may cause the corporate seal to be affixed thereto, and may execute all other instruments for and in the name of the Corporation.

       Unless the Board otherwise provides, the President, or any person designated in writing by him/her, shall have full power and authority on behalf of this Corporation (a) to attend and vote or take action at any meeting of the holders of securities of corporations in which this Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (b) to execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any securities held by this Corporation.

       (S)he shall, unless the Board otherwise provides, be ex officio a member of all standing committees.

       (S)he shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

       If a Chairman of the Board be elected or appointed and designated as the Chief Executive Officer of the Corporation, as provided in paragraph 36 of these Bylaws, the President shall perform such duties as may be specifically delegated to him/her by the Board of Directors or are conferred by law exclusively upon him/her, and in the absence, disability, or inability or refusal to act of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

38. Vice President. In the absence of the President or in the event of his/her disability or inability or refusal to act, any Vice President may perform the duties and exercise the powers of the President until the Board otherwise provides. Vice Presidents shall perform such other duties as the Board may from time to time prescribe.

39. Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the Board and all meetings of the stockholders, shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation.
       (S)he shall perform similar duties for the executive and other standing committees when requested by the Board or any such committee.

       It shall be the principal responsibility of the Secretary to give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.

       The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in Kansas, or elsewhere, are so maintained.

       The Secretary shall keep in safe custody the seal of the Corporation, and shall have authority to affix the seal to any instrument requiring a corporate seal and, when so affixed, (s)he shall attest the seal by his/her signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature.

       The Secretary shall have the general duties, responsibilities and authorities of a Secretary of a Corporation and shall perform such other duties and have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the Chief Executive Officer of the Corporation, under whose direct supervision (s)he shall be.

       In the absence of the Secretary or in the event of his/her disability, or inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board otherwise provides. Assistant Secretaries shall perform such other duties as the Board of Directors may from time to time prescribe.

40. Treasurer and Assistant Treasurers. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep, or cause to be kept, all other books of account and accounting records of the Corporation. (S)he shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board.

       (S)he shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board, and shall render to the Chief Executive Officer of the Corporation and the Directors whenever they may require it, and account of all his/her transactions as Treasurer and of those under his/her jurisdiction, and of the financial condition of the Corporation.

       (S)he shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

       (S)he shall have the general duties, powers and responsibility of a Treasurer of a corporation and shall, unless otherwise provided by the Board, be the Chief Financial and Accounting Officer of the Corporation.

       If required by the Board, (s)he shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his/her office and for the restoration to the Corporation, in the case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control which belong to the Corporation.

       In the absence of the Treasurer of in the event of his/her disability, or inability of refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board otherwise provides. Assistant Treasurers shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe.

41. Duties of Officers May be Delegated. If any officer of the Corporation be absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the whole Board concurs.

42. Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

43. Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board or the President, or may be delegated to a committee. Salaries and compensation of all appointed officer, agents, and employees of the Corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors the same fixed, increased or decreased by the Chairman of the Board, the President or such other officer or officers as may be empowered by the Board of Directors to do so.

44. Delegation of Authority to Hire, Discharge and Designate Duties. The Board from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the Corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the Corporation under their jurisdiction, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

                                      Stock

45. Certificates for Shares of Stock. Certificates for shares of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him/her. To the extent permitted by statute, any of or all of the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer, transfer agent or registrar of the Corporation.

46. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation, kept at the office of the Corporation or of the transfer agent designated to transfer the class of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation. Until and unless the Board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter, until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by him/her, shall perform all of the duties thereof.

47. Registered Stockholders. Only registered stockholders shall be entitled to be treated by the Corporation as the holders and owner in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Kansas.

48. Lost Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a replacement certificate or certificates, the Secretary may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to give the Corporation and its transfer agents and registrars, if any, a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or with respect to the issuance of such new certificate or certificates.

49. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the laws of the State of Kansas, the Articles of Incorporation of the Corporation and these Bylaws.

50. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days not less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                              Dividends and Finance

51. Dividends. Dividends upon the outstanding shares of stock of the Corporation, subject to the provisions of the Articles of Incorporation and of any applicable law and of these Bylaws, may be declared by the Board of Directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property, or in shares of stock of the Corporation.

52. Creation of Reserves. The Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or may abolish any such reserve in the manner in which it was created.

53. Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check signed by persons designated by resolution adopted by the Board of Directors, except that the Board of Directors may delegate said powers in the manner hereinafter provided in this bylaw 53. The Board of Directors may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks drawn on any particular account or accounts of the Corporation, whether created by direct designation of the Board of Directors or by authorized officer or officers as aforesaid.

54. Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board of Directors, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

55. Directors' Statement. The Board of Directors may present at each annual meeting of the stockholders, and when called for by vote of the stockholders shall present to any annual or special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

56. Fixing of Capital, Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to:

       (a) the determination of what part of the consideration received for shares of the Corporation shall be capital;

       (b)    increasing or reducing capital;

       (c)    transferring surplus to capital or capital to surplus;

       (d)    all similar or related matters;

       provided that any concurrent action or consent by or of the Corporation and its stockholders required to be taken or given pursuant to law shall be duly taken or given in connection therewith.

57. Loans to Officers and Directors Prohibited. The Corporation shall not loan money to any officer or director of the Corporation.

58. Books, Accounts and Records. The books, accounts and records of the Corporation, except as may be otherwise required by the laws of the State of Kansas, may be kept outside the State of Kansas, at such place or places as the Board of Directors may from time to time determine. The Board of Directors shall determine whether, to what extent and the conditions upon which the book, accounts and records of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any book, account or record of the Corporation, except as conferred by law or by resolution of the stockholders or Directors.

                       INVESTMENT AND MANAGEMENT POLICIES

59. Custody of Securities. Without limitation as to any restriction imposed by the Articles of Incorporation of the Corporation or by operation of law on the conduct of the Corporation's investment company business, the custody of the Corporation's securities shall be subject to the following requirements:

       (a) The securities of the Corporation shall be placed in the custody and care of a custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits.

       (b) Upon the resignation or inability to serve of the custodian, the officers and directors shall be required to use their best efforts to locate a successor, to whom all cash and securities must be delivered directly, and in the event that no successor can be found, to submit to stockholders the question of whether the corporation should be liquidated or shall function without a custodian.

       (c) Any agreement with the custodian shall require it to deliver securities owned by the Corporation only (1) upon sale of such securities for the account of the Corporation and receipt of payment; (2) to the broker or dealer selling the securities in accordance with "street delivery" custom; (3) on redemption, retirement of maturity; (4) on conversion or exchange into other securities pursuant to a conversion or exchange privilege, or plan of merger, consolidation, reorganization, recapitalization, readjustment, share split-up, change of par value, deposit in or withdrawal from a voting trust, or similar transaction or event affecting the issuer; or (5) pursuant to the redemption in kind of any securities of the Corporation.

       (d) Any agreement with the custodian shall require it to deliver funds of the Corporation only (1) upon the purchase of securities for the portfolio of the Corporation and delivery of such securities to the custodian, or (2) for the redemption of shares by the Corporation, the payment of interest, dividend disbursements, taxes, management fees, the making of payments in connection with the conversion, exchange or surrender of securities owned by the Corporation and the payment of operating expenses of the Corporation.

60. Restrictions on the Investment of Funds. Without limitation as to any restrictions imposed by the Articles of Incorporation of the Corporation or by operation of law on the conduct of the Corporation's investment company business, the officers and Directors of the Corporation shall not permit the Corporation to take any action not permitted by its fundamental investment policies, as amended, set forth in the Corporation's registration statement.

61.    Distribution of Earnings.

       A. The Directors by appropriate resolution shall from time to time distribute the net earnings of the Corporation to its shareholders pro-rata by mailing checks to the shareholders at the address shown on the books of the Company.

       B. In addition to paying all current expenses, it shall be the duty of the officers and Directors to set up adequate reserves to cover taxes, auditors' fees, and any and all necessary expenses that can be anticipated but are not currently payable, and same shall be deducted from gross earnings before net earnings may be distributed.

       C. If any of the net earnings of this Corporation is profit from sale of its securities or from any source that would be considered as capital gains, this information shall be clearly revealed to the stockholders and the basis of calculation of such gains set forth.

       D. The officers and Directors shall distribute not less than that amount of net earnings of this Corporation to its shareholders as may be required or advisable under applicable law and special distribution of net earnings may be made at the discretion of the Directors at any time to meet this requirement or for any other reason.

62.    Underwriting or Principal Broker Agreement.

       A. The officers and Directors of this Corporation shall not enter into an agreement or contract with any person or corporation to act as underwriter or principal broker for the sale and/or distribution of its shares, unless said person or corporation is fully qualified as a broker and has net all the requirements of the Kansas Corporation Commission and United States Securities and Exchange Commission and is currently in good standing with said Commissions.

       B. No commission, sales load or discount from the offering price of said shares shall be greater than that which is permitted under the Investment Company Act of 1940 and the rules, regulations and orders promulgated thereunder.

       C. Any such contract so made shall not endure for a period of more than on year, unless such extension has been duly ratified and approved by a majority vote of the Directors of the Corporation, and such contract shall contain a provision that it may be terminated for cause upon sixty days written notice by either party.

                                  Miscellaneous

63. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes of Kansas, or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation of these Bylaws.

64. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

65. Amendments. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, in any of the following ways: (i) by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote, or (ii) by a majority of the full Board of Directors and any change so made by the stockholders may thereafter be further changed by a majority of the directors; provided, however, that the power of the Board of Directors to alter, amend or repeal the Bylaws, or to adopt new Bylaws, may be denied as to any Bylaws or portion thereof as the stockholders shall so expressly provide.

                                   Certificate

       The undersigned Secretary of Security Equity Fund, a Kansas Corporation, hereby certifies that the foregoing Bylaws are the amended/restated Bylaws of said Corporation adopted by the Directors of the Corporation.

       Dated:  February 3, 1995
                                                                  /s/ AMY J. LEE
                                                                  --------------
                                                                  Amy J. Lee
                                                                  Secretary

                                AMENDMENT TO THE

                                     BYLAWS
                                       OF
                              SECURITY EQUITY FUND


The following amendment was made to the Bylaws of Security Equity Fund, dated February 3, 1995, as amended, at the regular meeting of the Board of Directors held on February 10, 2006, deleting paragraph 19 in its entirety and inserting in lieu thereof:

19. Management. The management of all affairs, property and business of the corporation shall be vested in a Board of Directors, consisting of a minimum of six (6) and a maximum of nine (9) directors. Unless required by the Articles of Incorporation, Directors need not be stockholders. Each person who shall serve on the Board of Directors and who shall be recommended and nominated for election or reelection as a director shall be a person who is in good standing in his/her community and who shall not, at the time of election or reelection, have attained his/her 72nd birthday. In addition to the power and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.


Dated:  February 10, 2006                                  /s/ AMY J. LEE
                                                           ---------------------
                                                           Amy J. Lee, Secretary